As filed with the Securities and Exchange Commission on March  21, 2000

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

                             Registration Statement
                                    Under The
                             Securities Act of 1933

                        Edwards Lifesciences Corporation
             (Exact name of Registrant as Specified in Its Charter)



            Delaware                                      36-4316614
  (State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                   Identification Number)

      17221 Red Hill Avenue                                 92614
       Irvine, California                                 (Zip Code)
      (Address of Principal
       Executive Offices)


       Edwards Lifesciences Corporation 401(k) Savings and Investment Plan
                            (Full Title of the Plan)

                              Michael A. Mussallem
                Chairman of the Board and Chief Executive Officer
                        Edwards Lifesciences Corporation
                              17221 Red Hill Avenue
                               Irvine, California
                                 (949) 250-2500
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                         Calculation of Registration Fee


-------------------------- ------------------------ ------------------------ ------------------------ ------------------------
 Title of Each Class of                                                         Proposed Maximum
    Securities to be                                   Proposed Maximum        Aggregate Offering     Amount of Registration
     Registered (1)        Amount to be Registered  Offering Price Per Unit           Price                     Fee
-------------------------- ------------------------ ------------------------ ------------------------ ------------------------
  Common Stock, $1 par        769,942 shares(2)           $11.14(3)              $8,577,153.88(3)            $2,384.45
          value
-------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Preferred Stock Purchase       769,942 rights                 (4)                      (4)                      (4)
         Rights
-------------------------- ------------------------ ------------------------ ------------------------ ------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered pursuant to the Plan described herein.

(2) This registration statement also covers an additional and indeterminate number of shares of Common Stock that may be issued pursuant to the anti-dilution provisions of the Plan described herein.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the pro forma book value per share of the Common Stock calculated from the most recent financial statements contained in the Company's Registration Statement on Form 10 filed under the Securities Exchange Act of 1934, as amended.

(4) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     Part II


               Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Edwards Lifesciences Corporation (the "Company") or the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (the "Plan") are incorporated herein by reference:

         (a) The Company's effective Registration Statement on Form 10, as amended (Commission File No. 1-15525); and

         (b) The descriptions of the Company's Common Stock, $1 par value per share (the "Common Stock"), and the related Preferred Stock Purchase Rights (the "Rights") associated with the Common Stock, which are contained in the Section entitled "Description of Edwards Lifesciences Capital Stock" in the Company's Registration Statement on Form 10/A No. 3, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all documents filed by the Plan pursuant to
Section 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's Amended and Restated Certificate of Incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for
(i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

         While the Company's Amended and Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. Accordingly, the Amended and Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Amended and Restated Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to the Company's officers who are not directors.

         The Company's Amended and Restated Certificate of Incorporation provides that each person who is, or was, or has agreed to become a director or officer of the Company, and each person who serves, or may have served, at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Company to the fullest extent permitted by the DGCL, as amended from time to time. Directors and officers will not be indemnified with respect to an action commenced by such directors or officers against the Company or by such directors or officers as a derivative action.

         The Company's Amended and Restated Certificate of Incorporation provides that the right to indemnification and payment of expenses conferred therein will not be exclusive of any other right that any person may have or may in the future acquire under any agreement, vote of stockholders, vote of disinterested directors or otherwise. The Amended and Restated Certificate of Incorporation permits the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such liability under the Amended and Restated Certificate of Incorporation or the DGCL.

         The Company intends to obtain directors and officers liability insurance providing coverage to its directors and officers.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------


Exhibit
Number            Description of Exhibit
------            ----------------------
4.1               Amended and Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit
                  3.1 to the Company's Registration Statement on Form 10, as amended (Commission File No.
                  1-15525) (the "Form 10"), is incorporated herein by reference.

4.2               Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Form 10, are incorporated herein by reference.

*4.3              Edwards Lifesciences Corporation 401(k) Savings and Investment Plan.

4.4               Form of Rights Agreement between the Company and First Chicago Trust Company of New York, a
                  division of EquiServe, as Rights Agent, filed as Exhibit 10.9 to the Form 10, is incorporated herein by reference.

*5                Opinion of Sidley & Austin.

*23.1             Consent of PricewaterhouseCoopers LLP.

*23.2             Consent of Sidley & Austin (included in its opinion filed as Exhibit 5).

*24.1             Power of Attorney from Michael R. Bowlin, Director.

*24.2             Power of Attorney from Victoria R. Fash, Director.

*24.3             Power of Attorney from Vernon R. Loucks Jr., Director.

*24.4             Power of Attorney from Philip M. Neal, Director.

*24.5             Power of Attorney from David E.I. Pyott, Director.



---------------------
*        Filed herewith.


         The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings
         ------------

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 10th day of March, 2000.

                               EDWARDS LIFESCIENCES CORPORATION





                               By:  Michael A. Mussallem
                                    --------------------
                                    Michael A. Mussallem
                                    Chairman of the Board and Chief Executive
                                     Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 10th day of March, 2000.

Name                           Capacity
----                           --------

Michael A. Mussallem           Director, Chairman of the Board and Chief
--------------------           Executive Officer
Michael A. Mussallem           (principal executive officer)





Bruce J. Bentcover             Corporate Vice President and Chief
--------------------           Financial Officer
Bruce J. Bentcover             (principal financial officer and principal
                               accounting officer)



Michael R. Bowlin              Director
--------------------
Michael R. Bowlin

Victoria R. Fash               Director
--------------------
Victoria R. Fash

Vernon R. Loucks Jr.                     Director
---------------------
Vernon R. Loucks Jr.



Philip M. Neal                           Director
---------------------
Philip M. Neal



David E.I. Pyott                         Director
---------------------
David E.I. Pyott

         The Plan. Pursuant to the requirements of the Securities Act of 1933,
         --------
as amended, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, this 10th day of March, 2000.

                             EDWARDS LIFESCIENCES CORPORATION
                             401(k) Savings and Investment Plan




                             By:    /s/ Mary L. Barker
                                ---------------------------
                                 Name:  Mary L. Barker
                                 Title: Vice President of
                                        Compensation, Benefits & Employee
                                        Services

             Index to Exhibits to Registration Statement on Form S-8



Exhibit
Number            Description of Exhibit
------            ----------------------

4.1               Amended and Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit
                  3.1 to the Company's Registration Statement on Form 10, as amended (Commission File No.
                  1-15525) (the "Form 10"), is incorporated herein by reference.

4.2               Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Form 10, are incorporated herein by reference.

*4.3              Edwards Lifesciences Corporation 401(k) Savings and Investment Plan.

4.4               Form of Rights Agreement between the Company and First Chicago Trust Company of New York, a
                  division of EquiServe, as Rights Agent, filed as Exhibit 10.9 to the Form 10, is incorporated herein by reference.

*5                Opinion of Sidley & Austin.

*23.1             Consent of PricewaterhouseCoopers LLP.

*23.2             Consent of Sidley & Austin (included in its opinion filed as Exhibit 5).

*24.1             Power of Attorney from Michael R. Bowlin, Director.

*24.2             Power of Attorney from Victoria R. Fash, Director.

*24.3             Power of Attorney from Vernon R. Loucks Jr., Director.

*24.4             Power of Attorney from Philip M. Neal, Director.

*24.5             Power of Attorney from David E.I. Pyott, Director.


---------------------

*        Filed herewith.